EXHIBIT 3.1

BYLAWS OF WESBANCO, INC.

(As Amended and Restated August 22, 2002)

AMENDMENTS                                                                                                     BYLAWS
OF
WESBANCO, INC.

ARTICLE I

Offices

Section 1. The principal office of the corporation shall be in the City of Wheeling, Ohio County, West Virginia, and other offices may be established by the Board of Directors at such place or places as the Board, from time to time, may deem proper.

ARTICLE II

Stockholders Meetings

Section 1. All meetings of the stockholders shall be held at the principal office of the corporation, in the City of Wheeling, West Virginia, or at such other place or places, either within or without the State of West Virginia, as the stockholders or the Board of Directors, by resolution duly adopted, may designate.

Section 2. Regular meetings of the stockholders
December 19, 1991                shall be held annually on the third Wednesday of April in
each year, if not a legal holiday, and if a legal holiday, then
June 15, 1995              on the next secular day following, at 4:00 p.m.

Section 3. Special meetings of the stockholders may be called by the Board of Directors, the President, or any number of stockholders owning in the aggregate at least one-tenth of the number of shares outstanding.

Section 4. Notice of every meeting of the stockholders shall be given either (1) by advertising the same once a week for at least two weeks preceding the date of such meeting, in a newspaper published in the City of Wheeling, or (2) by written notice mailed to each stockholder, at his address appearing on the stock records of the corporation, at least five (5) days before such meeting.

Section 5. The notice of special meeting shall state the business to be transacted, and no business other than that included in the notice, or incidental thereto, shall be transacted at such meeting.

Section 6. The holders of a majority of the stock issued and outstanding and entitled to vote, present in person or represented by proxy appointed in writing, shall be requisite and shall constitute a quorum at all meetings of the stockholders. Any number less than a quorum present may adjourn any meeting from time to time, without notice other than announcement at the meeting, until the requisite amount of voting stock shall be present. At such adjourned meeting, at which a quorum is present, any business may be transacted which might have been transacted at the meeting as originally called.

Section 7. At each meeting of the stockholders, two Inspectors, to be appointed by the Board of Directors, or, in the absence of such appointment, by the Chairman of the meeting, shall receive and count all proxies and ballots, and shall determine, subject to the direction of the Chairman, all questions touching the qualification of voters, the validity of proxies or the acceptance of votes.

ARTICLE III

Directors

Section 1. The business and property of the corporation shall be managed, and its corporate powers exercised, by its Board of Directors, which shall consist of
April 20, 1994                      not less than fifteen (15) nor more than thirty-five (35)
members, as the Board, by resolution duly adopted, shall determine. At each January meeting, the Board of Directors shall fix the number of members to be elected at the annual meeting, and the Board shall have the power to vary the number so fixed, within the limits aforesaid at any meeting. At each January meeting, the Board of Directors also shall appoint a person, who shall be a stockholder of the corporation, to preside as the Chairman at the next regular meeting of the stockholders. In the event that the person appointed, for any reason, should not be able to preside at the stockholders meeting, the chief executive officer of the corporation shall appoint another stockholder to serve in the place and stead of the person so selected by the Board.

Section 2. The Board of Directors shall be divided into three classes, as nearly equal in number as the total number of Directors to be elected will permit. The members of such classes shall serve staggered terms of three years each, and at each annual stockholders meeting the successors of the members of the class of Directors whose term expired at such meeting shall be elected to serve during the ensuing three years. Directors shall be elected by ballot at the annual meeting of the stockholders, or a special meeting to be held as soon thereafter as
May 13, 1982               practicable, and shall hold office until their successors are elected and qualified. Any stockholder who intends to nominate or to cause to have nominated any candidate for election to the Board of Directors (other than any candidate proposed by the Board of Directors) shall so notify the Secretary of the corporation in writing not less than thirty (30) days prior to the date of any meeting of stockholders called for the election of directors, or five (5) days after the giving of notice of such meeting in accordance with Section 4 of Article II hereof, whichever is later. Only candidates nominated in accordance with this Section, except those nominees nominated by the Board, shall be eligible for election to the Board of Directors.

Section 3. Notwithstanding the term for which any Director may have been elected, the stockholders, at any duly constituted meeting, may remove such Director, for cause, and fill the vacancy thus created. Any vacancy not caused by such removal, whether resulting from an increase in the number of members of the Board or otherwise, may be filled by the remaining members of the Board. Any Director so chosen by the Board shall hold office until the first meeting of the stockholders thereafter, or until his successor is elected and qualified.

Section 4. Directors shall possess such qualifications as may be prescribed by any law, or rule or regulation promulgated pursuant thereto, to which the corporation is subject.

Section 5. In addition to the powers by these Bylaws expressly conferred upon it, the Board of Directors may exercise all such powers of the corporation and do all lawful acts and things as are not by statute, or by the Certificate of Incorporation or by these Bylaws, directed or required to be exercised or done by the stockholders.

Section 6. All meetings of the Board of Directors shall be held at the principal office of the corporation, or at such other place as the Board, from time to time, by resolution, may designate. Regular meetings may be held without notice, not less often than quarterly, at such time as, from time to time, shall be determined by the Board. Special meetings may be called by the President, or any two (2) Directors. Notice of any such special meeting may be given personally, or by telephone, or by mailing or delivering a notice to each Director at his last known residence or place of business, in each case not less than twenty-four (24) hours before the time of such meeting. Such service of notice may be entered on the Minutes, and such Minutes, upon being read and approved at a subsequent meeting of the Board, shall be conclusive upon the question of service.

Section 7. At all meetings of the Board, a majority of the Directors shall be necessary and sufficient to constitute a quorum for the transaction of business, and the act of a majority of the Directors present at any meeting, at which there is a quorum, shall be the act of the Board of Directors, except as may be otherwise provided by law or by these Bylaws.

Section 8. Directors, as such, shall not receive any stated compensation for their services. By resolution of the Board, however, Directors who are not salaried officers or otherwise employed by the corporation may be allowed a fixed sum and expenses of attendance, if any, for attendance at each regular and special meeting of the Board; provided, however, that nothing herein contained shall be construed to preclude any Director from serving the corporation in any other capacity and receiving compensation therefor.

Section 9. No person shall be eligible for election to the Board of Directors after such person has attained the age of 70; provided, however, that this section shall not
June 15, 1995             apply to any person who was a member of the Board on

January 16, 1986, and who was not less than 65 years of
December 20, 2001               age on that date and further provided that this section shall not apply to any former director of American Bancorporation elected to the Board of Directors until January 1, 2003. Present members of the Board falling within the first of the foregoing exceptions shall not be eligible for reelection to the Board after attaining the age of 75.

Section 10. A person who has served as a member of the Board of Directors, and whose membership on the Board has terminated for any reason other than removal by the stockholders, may be elected an honorary or Emeritus Director of the corporation. Honorary Directors shall be elected by the Board of Directors and shall serve until the first meeting of the Board following the next annual meeting of the stockholders. Honorary Directors may not
April 19, 1990                      serve more than five one year terms. The privilege of
June 15, 1995     serving as an Honorary Director may be terminated by the
stockholders, or by the Board of Directors, at any time. An Honorary Director shall have the right to attend meetings of the Board of Directors and shall receive such attendance fee as the Board of Directors, from time to time, may determine. An Honorary Director shall not have any voice or vote in the deliberations or functions of the Board of Directors, however, and except as hereinbefore provided, shall not have or enjoy any of the rights, powers or privileges of the duly elected members of the Board.

ARTICLE IV

Committees of Directors

Section 1. The Board of Directors shall elect an Executive Committee, which shall be comprised of such number of members of the Board as the Board, from time to time, may designate. The Executive Committee shall possess and exercise all of the powers of the Board of Directors, except when the Board is in session. All acts done and powers and authority conferred by the Executive Committee, within the scope of its authority, shall be the act and under the authority of the Board of Directors and may be certified as such. The Committee shall have power to fill any vacancy in its membership.

Section 2. The Chairman of the Board of the Company or such other officer or director of the Company as may be designated by such Chairman of the Board, shall
December 14, 1987              preside at all meetings of the Executive Committee. A
majority of the members of the Executive Committee shall constitute a quorum at all meetings of the Committee; and where necessary in order to provide a quorum at any meeting of the Committee, the presiding officer shall have the authority to appoint other members of the Board of Directors to serve as members of the Executive Committee at such meetings.

Section 3. Regular and special meetings of the Executive Committee shall be held at such times and places, and upon such notice, as the Committee, from time to time, may prescribe.

Section 4. The Board of Directors by resolution duly adopted, may designate and appoint such other committees, and prescribe the powers and duties thereof, as the Board may deem advisable. By like resolution, the Board may abolish any such committee, or make such changes in its membership, powers or duties, as the Board may consider proper.

Section 5. All committees shall keep minutes of their proceedings, and report the same to the Board of Directors at the next regular meeting of the Board.

Section 6. Members of committees shall receive such compensation as the Board of Directors, from time to time, may determine.

ARTICLE V

Officers

Section 1. The Executive Officers of the corporation shall be chosen and employed by the Board of Directors, and shall consist of a Chairman of the Board
June 15, 1995              and such Vice Chairmen of the Board as the Board, from time to time, may determine,                                                                                  all of whom shall
be chosen from among the members of the Board, a President, Executive Vice Presidents and Vice Presidents
April 19, 1990                   in number as the Board, from time to time, may determine,

a Secretary, and such other officers as, from time to time, may be designated and selected by the Board. Any two of the above-named offices, except those of President and
June 15, 1995           Secretary, may be held by the same person, but no officer
shall execute, acknowledge or verify any instrument in more than one capacity, if such instrument is required by law or by these bylaws to be executed, acknowledged or verified by two or more officers.

Section 2. The executive officers shall serve at the pleasure of the Board of Directors and their compensation shall be determined by the Executive Committee.

Section 3. The authority of the executive officers shall be that usually enjoyed, and their duties shall be those usually performed, by their respective offices, subject to the supervision and direction of the Board of Directors and the Executive Committee.

Section 4. The Board of Directors shall require all officers and employees of the corporation to be bonded, in such amount, and with such surety or sureties, as the Board may deem proper.

ARTICLE VI

Indemnification of Directors and Officers

Section 1. Each Director and officer, whether or not then in office, shall be indemnified by the corporation against all costs and expenses reasonably incurred by and imposed upon him in connection with or resulting from any action, suit or proceeding, to which he may be made a party by reason of his being or having been a director or officer of the corporation, or of any other company which he served at the request of the corporation, except in relation to matters as to which a recovery shall be had against him by reason of his having been finally adjudged derelict in such action, suit or proceeding, in that performance of his duties as such Director or officer, and the foregoing right of indemnification shall not be exclusive of other rights to which he may be entitled as a matter of law.

August 22, 2002                    Section 2. Notwithstanding the provisions of
Section 1 of this Article VI, an “institution-affiliated party”1  may not receive a “prohibited indemnification payment” which is defined as any payment or agreement to make a payment by the corporation to an institution-affiliated party to pay or reimburse such person for any liability or legal expenses in any administrative proceeding brought by the appropriate federal banking agency that results in a final order or settlement in which the institution-affiliated party is assessed a civil money penalty, is removed or prohibited from banking, or is required to cease an action or take any affirmative action, including making restitution, with respect to the corporation.

Section 3. The corporation may purchase
commercial insurance to cover certain costs that the corporation incurs under the indemnification provisions of Section 1 of this Article VI. Costs that may be covered include legal expenses and restitution that an individual may be ordered to make to the corporation. Such insurance may not, however, pay or reimburse an institution-affiliated party for any final judgment or civil money penalty assessed against such individual.

Section 4. The corporation may make or agree to
make a reasonable indemnification payment if all of the following conditions are met: (i) the corporation’s board of directors determines in writing that the institution-affiliated party acted in good faith and the best interests of the corporation; (ii) the board of directors determines that the payment will not materially affect the corporation’s safety and soundness; (iii) the payment does not fall within the definition of a prohibited indemnification payment; and (iv) the institution-affiliated party agrees in writing to reimburse the corporation, to the extent not covered by permissible insurance, for payments made in the event that the administrative action results in a final order or settlement in which the institution-affiliated party is assessed a civil money penalty, is removed or prohibited from banking, or is required, under a final order, to cease an action or take any affirmative action.

1 The term “institution-affiliated party” includes any officer, director, employee, and controlling stockholder, as well as others who participate in the affairs of a financial institution. The term is defined in the law at 12 U.S.C. 1813(u).

ARTICLE VII

Seal

Section 1. The corporate seal of the corporation shall consist of a circle having around the inside of its circumference the words “Wesbanco, Inc.,” and in the center the words and figures “Incorporated 1968 W.Va.”.

ARTICLE VIII

Fiscal Year

Section 1. The fiscal year of the corporation shall be the calendar year.

April 26, 2007                                                                                                     ARTICLE IX

Shares and Their Transfer

Section 1. The shares of stock of the corporation may be issued in book-entry form or evidenced by certificates. However, every owner of stock of the corporation shall be entitled upon request to have a certificate or certificates, to be in such form as the Board of Directors shall prescribe, certifying the number and class of shares of the stock of the corporation owned by him or her. To the extent that shares of stock are represented by certificates, the certificates representing shares of such stock shall be numbered in the order in which they shall be issued and shall be signed in the name of the corporation in such manner as directed, from time to time, by the Board of Directors. Any or all of the signatures on the certificates may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon any such certificate shall thereafter have ceased to be such officer, transfer agent or registrar before such certificate is issued, such certificate may nevertheless be issued by the corporation with the same effect as though the person who signed such certificate, or whose facsimile signature shall have been placed thereupon, were such officer, transfer agent or registrar at the date of issue. A record shall be kept of the respective names of the persons, firms or corporation owning the stock represented by such certificates or held in book-entry form, the number and class of shares represented by such certificates or held in book-entry form, respectively, and the respective dates thereof, and in case of cancellation the respective dates of cancellation. Every certificate surrendered to the corporation for exchange or transfer shall be cancelled, and no new certificate or certificates shall be issued (or book entry made) in exchange for any existing certificate until such existing certificate shall have been so cancelled, except in cases provided for in Section 4 of this Article IX.

Section 2. Transfer of shares of stock of the corporation shall be made only on the books of the corporation by the registered holder thereof, or by his or her attorney thereunto authorized by power of attorney duly executed and filed with the Secretary, or with a transfer clerk or a transfer agent appointed as provided in Section 3 of this Article IX, and if such shares are represented by a certificate, upon surrender of the certificate or certificates for such shares properly endorsed and the payment of all taxes thereon. The person in whose name shares of stock stand on the books of the corporation shall be deemed the owner thereof for all purposes as regards the corporation.

Section 3. The Board of Directors may make such rules and regulations as it may deem expedient, not inconsistent with the Bylaws, concerning the issue, transfer and registration of certificated or uncertificated shares of the stock of the corporation. It may appoint, or authorize any officer or officers to appoint, one or more transfer clerks or one or more transfer agents and one or more registrars, and may require all certificates for stock to bear the signature or signatures of any of them.

Section 4. In any case of loss, theft, destruction, or mutilation of any certificate of stock, another may be issued in its place upon proof of such loss, theft, destruction, or mutilation and upon the giving of a bond of indemnity to the corporation in such form and in such sum as the Board of Directors may direct; provided, however, that a new certificate may be issued without requiring any bond when, in the judgment of the Board of Directors, it is proper so to do.

Section 5. In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any other change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than 70 nor less than 10 days before the date of such meeting, nor more than 70 days prior to any other action. If, in any case involving the determination of stockholders for any purpose other than notice of or voting at a meeting of stockholders, the Board of Directors shall not fix such a record date, the record date for determining stockholders for such purpose shall be the close of business on the day on which the Board of Directors shall adopt the resolution relating thereto. A determination of stockholders entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of such meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

ARTICLE X

Amendments

Section 1. With the exception of Sections 1, 2 and 3 of Article III, these Bylaws may be amended, altered, or repealed at any duly called and constituted stockholders’ meeting on the affirmative vote of the majority of the stock represented at such meeting. The said Sections 1, 2 and 3 of Article III may be amended, altered, or repealed only by the affirmative vote of the holders of not less than 75 percent of the outstanding shares of the capital stock of the corporation. With the exception of the said Sections 1, 2 and 3 of Article III, these Bylaws also may be amended,
January 16, 1986                  altered or supplemented at any meeting of the Board of
Directors upon the affirmative vote of the majority of the whole Board; provided, however, that each member of the Board shall have been served with a written notice of the proposal to make such amendment, alteration or supplemental provision at least two (2) days before such meeting.